UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 20, 2008

MANPOWER INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Manpower Place Milwaukee, Wisconsin	53212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414) 961-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

On February 20, 2008, it was confirmed that Willie D. Davis and Rozanne L. Ridgway, directors of Manpower Inc. (the “Company”), will be retiring from the Company’s Board of Directors effective as of the close of the Company’s 2008 annual meeting of shareholders according to the retirement policy for directors set forth in the Company’s corporate governance guidelines.

Also on February 20, 2008, the Company entered into a compensation agreement and severance agreement with each of Jeffrey A. Joerres, the Chief Executive Officer of the Company, and Michael J. Van Handel, the Executive Vice President and Chief Financial Officer of the Company.  These agreements replaced similar agreements that were set to expire on February 28, 2008.  The term under each of the compensation agreements and severance agreements expires on the first to occur of (1) the date two years after the occurrence of a change of control of the Company or (2) February 20, 2011, if no such change of control occurs before February 20, 2011.

Under the compensation agreements, Mr. Joerres and Mr. Van Handel are entitled to receive a base salary, as may be increased from time to time by the Company, and each is entitled to receive incentive compensation in accordance with the Company’s Corporate Senior Management Annual Incentive Plan, which is administered by the Company’s Executive Compensation Committee of the Board of Directors (the “Committee”).  Mr. Joerres is entitled to receive an annual base salary of at least $1,000,000 per year, and Mr. Van Handel is entitled to receive an annual base salary of at least $500,000 per year.  In addition, Mr. Joerres and Mr. Van Handel are eligible for all benefits generally available to the senior executives of the Company, subject to and on a basis consistent with the terms, conditions and overall administration of such benefits.  The compensation agreements also contain nondisclosure provisions that are effective during the term of the executive’s employment with the Company and during the two-year period following the termination of the executive’s employment with the Company, and nonsolicitation provisions that are effective during the term of the executive’s employment with the Company and during the one-year period following the termination of the executive’s employment with the Company.

Under the severance agreements, upon the involuntary termination of the executive’s employment (other than for “cause”) or upon the voluntary termination of employment by the executive for “good reason,” the executive is entitled to receive a severance payment equal to the sum of the executive’s base salary and annual incentive.  The severance payment to Mr. Joerres is capped at 2 1/2 times his base salary in effect at the time of the termination, while Mr. Van Handel’s severance payment is capped at 2 times his base salary in effect at the time of the termination.  In the event the executive’s termination occurs in the two-year period following a change of control of the Company or during a “protected period” (generally, the six-month period prior to a change of control), the severance payment payable to the executive is equal to three times the sum of his base salary and annual incentive.    The cap described above for Mr. Joerres and Mr. Van Handel does not apply in the event of a change of control.

A termination for “cause” under the severance agreement is generally a termination upon (i) repeated failure to perform duties in a competent, diligent and satisfactory manner as determined by the chief executive officer (or the Committee, for Mr. Joerres’ agreement), (ii) failure or refusal to follow the reasonable instructions or direction of the chief executive officer (or Board of Directors, for Mr. Joerres’ agreement), which failure or refusal remains uncured, if subject to cure, to the reasonable satisfaction of the chief executive officer (or Board of Directors, for Mr. Joerres’ agreement) for five business days after receiving notice thereof from the chief executive officer (or the Committee, for Mr. Joerres’ agreement), or repeated failure or refusal to follow the reasonable instructions or directions of the chief executive officer (or Board of Directors, for Mr. Joerres’ agreement), (iii) any act of fraud, material dishonesty or material disloyalty, (iv) any violation of a policy of material import, (v) any act of moral turpitude which is likely to result in discredit to or loss of business, reputation or goodwill, (vi) chronic absence from work other than by reason of a serious health condition, (vii) commission of a crime the circumstances of which substantially relate to employment duties or (viii) the willful engaging in conduct which is demonstrably and materially injurious to the Company.

A termination for “good reason” under the severance agreement is generally a termination that occurs upon (i) a material dimunition in authority, duties or responsibilities, (ii) any material breach of the severance agreement, (iii) a material dimunition in base salary or a failure to provide an arrangement for any fiscal year of the opportunity to earn an incentive bonus for such year, (iv) being required to materially change the location of the principal office; provided such new location is one in excess of fifty miles from the executive’s current principal office or (v) a material dimunition in annual target bonus opportunity for a given fiscal year within two years after the occurrence of a change of control, as compared to the annual target bonus opportunity for the fiscal year immediately preceding the fiscal year in which a change of control occurred.  Notwithstanding the above, good reason does not exist unless (i) there is an objection to any material dimunition or breach described above by written notice within twenty business days after such dimunition or breach occurs, (ii) the Company fails to cure such dimunition or breach within thirty days after such notice is given and (iii) employment with the Company is terminated within ninety days after such dimunition or breach occurs.

All severance payments under the severance agreements are payable to the executive in a lump sum within 30 days following the date of termination.

Under the severance agreements, the executives are bound by non-competition agreements in favor of the Company for the one-year period following the termination of their employment for any reason, except where the termination occurs within the two-year period following a change of control or during a “protected period” (generally, the six-month period prior to a change of control) and is either involuntary (other than for “cause”) or is for “good reason.”

Under the severance agreements, upon the executive’s (i) involuntary termination (other than for “cause”), (ii) voluntary termination for “good reason” or (iii) termination due to the death or disability of the executive, the executives are entitled to receive a prorated incentive for the year in which termination occurs.

The Company has agreed to pay for continued health insurance for the executives and their families for a 12-month period following an involuntary termination of their employment (other than for “cause”) or a voluntary termination of their employment for “good reason.”  Furthermore, if such a termination occurs with the two-year period following a change of control or during a protected period (generally, the six-month period prior to a change of control), the health insurance benefits will continue for 18 months.

If any payments to be made to the executives under the severance agreements, as well as any other payments made to the executives under any plan, agreement or otherwise, are characterized as excess parachute payments under Section 280G of the Internal Revenue Code and are subject to the 20% excise tax imposed on such payments under Section 4999 of the Internal Revenue Code, each of the executives is entitled to a tax gross up payment.

The descriptions of the compensation agreements and severance agreements with Mr. Joerres and Mr. Van Handel set forth above do not purport to describe all of the terms of the agreements and are qualified by reference to the full text of the agreements, copies of which are filed with this report as Exhibits 10.1, 10.2, 10.3 and 10.4, and incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description

10.1

Compensation Agreement between Jeffrey A. Joerres and Manpower Inc. dated as of February 20, 2008 (incorporated by reference to Exhibit 10.11(a) of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007)

10.2

Severance Agreement between Jeffrey A. Joerres and Manpower Inc. dated as of February 20, 2008 (incorporated by reference to Exhibit 10.11(b) of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007)

10.3

Compensation Agreement between Michael J. Van Handel and Manpower Inc. dated as of February 20, 2008 (incorporated by reference to Exhibit 10.12(a) of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007)

10.4

Severance Agreement between Michael J. Van Handel and Manpower Inc. dated as of February 20, 2008 (incorporated by reference to Exhibit 10.12(b) of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007)

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2008	MANPOWER INC.

By: /s/ Kenneth C. Hunt
Kenneth C. Hunt
Senior Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Compensation Agreement between Jeffrey A. Joerres and Manpower Inc. dated as of February 20, 2008 (incorporated by reference to Exhibit 10.11(a) of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007)

10.2

Severance Agreement between Jeffrey A. Joerres and Manpower Inc. dated as of February 20, 2008 (incorporated by reference to Exhibit 10.11(b) of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007)

10.3

Compensation Agreement between Michael J. Van Handel and Manpower Inc. dated as of February 20, 2008 (incorporated by reference to Exhibit 10.12(a) of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007)

10.4

Severance Agreement between Michael J. Van Handel and Manpower Inc. dated as of February 20, 2008 (incorporated by reference to Exhibit 10.12(b) of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007)